Exhibit 10.1
STOCK REDEMPTION AGREEMENT
     This Stock Redemption Agreement (“Agreement”) is entered into as of March 22, 2010 between RXi Pharmaceuticals Corporation, a corporation incorporated under the laws of Delaware (“Corporation”) and CytRx Corporation, a corporation incorporated under the laws of Delaware (“Stockholder”).
Recitals
     A. Stockholder is the owner of a portion of the issued and outstanding shares of Common Stock, $0.0001 par value per share, of the Corporation (the “Common Stock”).
     B. Stockholder desires to sell to Corporation and Corporation desires to redeem from Stockholder the number of shares of Common Stock determined as described herein.
     C. The execution, delivery and performance of this Agreement by the parties hereto is a condition precedent to Stockholder’s agreement to waive its preemptive rights in connection with the Corporation’s issuance and sale of Common Stock and warrants to purchase shares of Common Stock (the “Warrants”) pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated the date hereof among the Corporation and certain investors (the “Offering”) and the Placement Agent Agreement (the “Placement Agent Agreement”) dated the date hereof among the Corporation and Rodman & Renshaw, LLC (“Rodman”).
Agreement
     In consideration of the representations, warranties, covenants, and mutual promises contained in this Agreement, the parties agree as follows:
Section 1
Purchase of Shares
     1.1 Purchase. On the Initial Closing Date (defined below), Stockholder agrees to sell and transfer to Corporation, and Corporation shall purchase and redeem from Stockholder a number of shares of Common Stock equal to 25% of the number of shares of Common Stock sold by the Corporation in the closing of the Offering, rounded down to the nearest whole share (the “Initial Redeemed Shares”). On each Subsequent Closing Date (defined below), Stockholder agrees to sell and transfer to Corporation, and Corporation shall redeem from Stockholder 25% of the shares of Common Stock issued by Corporation upon the exercise of a Warrant, rounded down to the nearest whole share or such lesser number of shares of Common Stock as are, on such Closing Date, owned by Stockholder (such shares redeemed on each Subsequent Closing Date, “Subsequent Redeemed Shares” and, together with the Initial Redeemed Shares, the “Shares”). Nothing in this Agreement shall oblige Stockholder to continue to own or to acquire any shares of Common Stock at any time, or to sell or deliver any shares of Common Stock to Corporation at any Warrant Exercise Data as of which Stockholder owns no shares of Common Stock, and nothing in this Agreement shall oblige Corporation to purchase from Stockholder any shares of Common Stock acquired by Stockholder after the date hereof. The obligation of Corporation to purchase and of Stockholder to sell shares of Common Stock pursuant to this Agreement shall terminate on the date that Stockholder no longer owns any shares of Common Stock that it owns on the date hereof.
     1.2 Conveyance of Title. Stockholder agrees to convey title to Stockholder’s redeemed Shares by the delivery of the stock certificates therefor at each Closing (defined below) duly endorsed for transfer to Corporation or accompanied by duly executed stock powers endorsed in blank.
Section 2
Consideration to be Paid to Stockholder
     2.1 Purchase Price for Shares. The purchase price per Share to be paid to Stockholder at the Initial Closing is the Per Share “Proceeds, before expenses, to us” as shown on the Corporation’s prospectus supplement related to the Offering, as filed with the Securities and Exchange Commission (such price per Share multiplied by the number of Initial Redeemed Shares is hereinafter referred to as the “Initial Redemption Proceeds”). The purchase price per Share to be paid to Stockholder at each Subsequent Closing is the per share exercise price of the Warrants (such per share price multiplied by the number of Subsequent Redeemed Shares at each Subsequent Closing is hereinafter referred to as the “Subsequent Redemption Proceeds”).
     2.2 Payment of Purchase Price. At each Closing (as defined below), Corporation shall pay to Stockholder the Initial Redemption Proceeds or the Subsequent Redemption Proceeds due upon such Closing, as applicable, by wire transfer of immediately available federal funds.
Section 3
Representations and Warranties of Stockholder
     Stockholder represents and warrants to Corporation as follows as of each Closing Date:
     3.1 Ownership. Stockholder is the record and beneficial owner and holder of the Shares, free and clear of all security interests, liens, claims, proxies, options, charges or pledges of any kind created by Stockholder. The sale and delivery of the shares of the Shares to the Corporation pursuant to the terms hereof will vest in the holders thereof legal and valid title to such Shares, free and clear of any security interests, liens, claims, proxies, options, charges or pledges of any kind.
     3.2 Authorization. Stockholder represents that it is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has all corporate, limited liability company, partnership or trust (as the case may be) power and authority to enter into this Agreement and instruments referred to herein to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, and the consummation by Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and such agreement constitutes a valid and binding obligation of Stockholder enforceable against it in accordance with its terms.
     3.3 Consent of Third Parties; Violations. Neither the execution, delivery or performance of this Agreement by Stockholder, nor the consummation by it of the obligations and transactions contemplated hereby requires any consent of, authorization by, exemption from, filing with or notice to any governmental entity or any other entity or person, other than filings required to be made with the Securities and Exchange Commission in connection with the execution of this Agreement and each Closing. Neither the execution and delivery of this Agreement by Stockholder, the performance by Stockholder of its obligations hereunder nor the consummation by Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with any provisions of the organizational documents of Stockholder or (ii) violate, or require any consent, approval, or notice under any provision of any judgment, order or decree or any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or legal requirement applicable to Stockholder.
     3.4 Sophistication; Release. Stockholder, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and has had the opportunity to consult counsel or other advisors with respect thereto. Stockholder is not relying on any representation or warranty of the Corporation in making its decision to enter into this Agreement or to sell the Shares. Stockholder is experienced, sophisticated and knowledgeable in trading securities of public companies and understands the disadvantages to which Stockholder is subject on account of the disparity of information as between the Corporation and Stockholder. Stockholder has had the opportunity to independently investigate and evaluate the value of the Shares and the financial condition and affairs of the Corporation without reliance upon the Corporation. Based upon its independent analysis, Stockholder has reached its own business decision to enter into the transactions contemplated by this Agreement. Stockholder expressly releases the Corporation, its affiliates and its shareholders from any and all liabilities arising from any such person’s failure to disclose, or Stockholder’s inability to review, any such information and Stockholder agrees to make no claim against the Corporation, its affiliates or its shareholders in respect thereof.
     3.5 Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of Stockholder who might be entitled to any fee or commission for which the Corporation will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 4
Representations and Warranties of Corporation
     Corporation represents and warrants to Stockholder as follows:
     4.1 Corporate Status. Corporation is duly organized, validly existing, and in good standing under the laws of the state of Delaware.
     4.2 Authorization. This Agreement, the purchase of the Shares hereunder, the payment of the Initial Redemption Proceeds and the Subsequent Redemption Proceeds, as applicable, due on such Closing Date and the consummation of the other transactions to be performed hereunder by Corporation have been approved by all necessary corporate action on the part of the Corporation, including approval by the Board of Directors of Corporation and all actions required to be performed by Corporation by any applicable law or otherwise with respect to such transactions have been appropriately authorized and accomplished.
     4.3 Consent of Third Parties. Neither the execution, delivery or performance of this Agreement by Corporation, nor the consummation by it of the obligations and transactions contemplated hereby requires any consent of, authorization by, exemption from, filing with or notice to any governmental entity or any other entity or person, other than filings required to be made with the Securities and Exchange Commission in connection with the execution of this Agreement and each Closing. Neither the execution and delivery of this Agreement by Corporation, the performance by Corporation of its obligations hereunder nor the consummation by Corporation of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with any provisions of the organizational documents of Corporation or (ii) violate, or require any consent, approval, or notice under any provision of any judgment, order or decree or any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or legal requirement applicable to Corporation.
Section 5
Covenants of Stockholder
     Unless Corporation waives such performance in writing, Stockholder covenants as follows:
     5.1 Conveyance of Title to Shares At each Closing, Stockholder will convey title to the Shares being sold and transferred at such Closing to Corporation free and clear of any security interests, liens, claims, proxies, options, charges or pledges of any kind.
     5.2 Professional Fees. All professional fees including, without limitation, all attorney and accountant fees, incurred by Stockholder as a result of the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby will be paid by Stockholder.

Section 6
Conditions Precedent to Obligations of Corporation
     The obligations of Corporation to be performed hereunder are subject to the satisfaction (or waiver by Corporation) on or before each Closing of each of the following conditions:
     6.1 Securities Purchase Agreement. The transactions contemplated by the Securities Purchase Agreement and Placement Agent Agreement will have been consummated.
     6.2 Delivery of Redeemed Shares. Stockholder shall have delivered, or caused to be delivered, to the Corporation the certificates for the Shares being sold at transferred at such Closing duly endorsed for transfer to Corporation or accompanied by duly executed stock powers endorsed in blank.
     6.3 Representations and Warranties. The representations and warranties of Stockholder contained in this Agreement shall be true and correct in all material respects on and as of each Closing with the same effect as though such representations and warranties had been made on and as of such Closing.
Section 7
Conditions to Obligations of Stockholder
     The obligations of Stockholder to be performed hereunder are subject to the satisfaction (or waiver by Stockholder) on or before each Closing of each of the following conditions:
     7.1 Payment of Purchase Price. Corporation shall have paid the Closing Amount due at such Closing in the amount and manner specified herein.
Section 8
Closing
     8.1 Time and Place The closing of the redemption of the Initial Redeemed Shares hereunder (“Initial Closing”) will take place on the first business day following the closing of the transactions contemplated by the Securities Purchase Agreement (the “Initial Closing Date”). Each closing of the redemption of Subsequent Redeemed Shares hereunder (each a “Subsequent Closing”, the Initial Closing and each Subsequent Closing, each a “Closing”) shall take place on the first business day following an exercise of a Warrant, or as promptly thereafter as practicable (the “Subsequent Closing Date”, the Initial Closing Date and each Subsequent Closing Date, each a “Closing Date”).

     8.2 Obligations of Stockholder. At each Closing, Stockholder will deliver, or cause to be delivered, to Corporation the certificates for the Shares to be redeemed at such Closing duly endorsed for transfer to Corporation or accompanied by duly executed stock powers endorsed in blank.
     8.3 Obligations of Corporation. At each Closing, Corporation will pay the Initial Redemption Proceeds or the Subsequent Redemption Proceeds, as applicable, due at such closing in the manner provided herein. At each Closing, Corporation will also instruct its transfer agent to promptly issue a new certificate to Stockholder for the balance of the shares included on the certificate delivered to Corporation which have not been transferred as part of such Closing.
     8.4 Additional Actions. Each of the parties, individually, or in their corporate capacities, hereby agrees to execute and deliver all such additional documents and take all actions necessary or appropriate to consummate any and all of the transactions contemplated hereby.
Section 9
Miscellaneous Provisions
     10.1 Notices. Any notices required or permitted hereby will be deemed given when sent by one party to the other, in writing by registered or certified U.S. mail, postage prepaid, which in the case of Stockholder may be addressed to Stockholder at the address set forth in Corporation’s records and in the case of Corporation, as follows:

Corporation:	RXi Pharmaceutical Corporation
60 Prescott Street
Worcester, MA 01605
Attn: President

With a copy (which will not constitute notice) to:	Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Attn: Marc Rubenstein
Facsimile: (617) 951-7050
     The above addresses may be changed from time to time by giving notice thereof in the manner provided herein.
     10.2 Successors and Assigns. None of the parties may assign their rights or delegate their duties hereunder. This Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, and successors of the parties hereto.

     10.3 Integrated Agreement. This Agreement constitutes the complete and exclusive agreement of the parties. The terms of this Agreement may not be modified except in a writing signed by all of the parties.
     10.4 Governing Law. The rights and obligations of the parties hereunder and the interpretation of this Agreement are governed by the laws of the Commonwealth of Massachusetts (other than those relating to conflicts of laws). All disputes arising under this Agreement will be resolved by the court having proper jurisdiction in the Commonwealth of Massachusetts. The parties consent to submit themselves to the jurisdiction of such courts and agree that service of process on them in any such dispute may be effected by the means by which notices are to be given to them under this Agreement.
     10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed to be an original, and all of which taken together constitute one and the same instrument.
     10.6 Waivers. Waiver of the benefit of any provision hereof must be in writing to be effective. The waiver by any party of a breach of any provision of this Agreement may not be construed as a waiver of any subsequent breach. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, constitutes a waiver by the party taking the action of compliance with any representations, warranties, covenants, or other obligations contained herein.
     10.7 Interpretation. Except where otherwise required by the context, words of any gender used herein will be deemed to include any and all genders and the singular and plural are interchangeable.
     10.9 Joint Preparation. This Agreement was prepared jointly by the parties and any uncertainty or ambiguity existing herein may not be interpreted against either party.
     10.10 Termination. This Agreement may be terminated by either party hereto upon the termination prior to the Initial Closing of the Securities Purchase Agreement by delivery of written notice thereof to the non-terminating party. Upon any such termination, this Agreement shall thereafter be null and void and cease to have any force or effect whatsoever, and none of the parties hereto shall have any liability to any other party hereto.

     To evidence their consent to this Agreement, the parties executed this instrument on the dates set opposite their signatures below.
Corporation:

RXi Pharmaceutical Corporation
By:	/s/ Noah D. Beerman
Name:	Noah D. Beerman
Title:	Chief Executive Officer

Stockholder:

CytRx Corporation
By:	/s/ Steven A. Kriegsman
Name:	Steven A. Kriegsman
Title:	President and Chief Executive Officer